Page 1
Integon Corporation
Winston-Salem, NC 27152

Analysts' Contact:
Gay Huntsman (910) 770-3074

Media Contact:
Turner Coley (910) 760-3000


            Integon Corporation Announces Third Quarter 1996 Results

WINSTON-SALEM, NC, October 24, 1996--Integon Corporation (NYSE:IN) announced today results for the third quarter ended September 30, 1996. The Company reported the preliminary financial impact of Hurricanes Fran and Bertha on September 19, 1996.

                             Financial Summary Table
                      (In Thousands Except Per Share Data)
                                   (Unaudited)
                                                      Three  Months  Ended
                                                     9/30/96        9/30/95
                                                    --------       --------
Net Premiums Written                               $214,369        $163,564
Total Revenues                                      205,121         162,599
Operating Earnings                                    4,130           7,800
Net Realized Investment Gains                           741           2,110
Net Income                                            4,871           9,910
Earnings Per Share (fully diluted)
   Operating Earnings                                   .17             .40
   Net Realized Investment Gains                        .05             .11
   Net Income                                           .22             .51
Weighted Average Shares Outstanding                  15,880          19,477


                                     (MORE)


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Integon Corporation

         Commenting on the Company's performance, Integon's President and Chief Executive Officer James T. Lambie said, "We are disappointed with the quarter's financial results. Without the impact of Hurricanes Fran and Bertha, operating earnings would have been 31 cents per share for the quarter, 23 percent lower than the 40 cents per share reported in third quarter 1995. The GAAP combined ratio would have been 96.9 percent which is higher than our stated objective of operating below 96.0 percent. We have several significant markets that have contributed to the decline in earnings. In these markets, we have recently taken rate increases and are continuing to aggressively manage agencies to terminate relationships that are unprofitable."

         Mr. Lambie continued, "The expense ratio was up slightly in the third quarter to 21.9 percent from 21.6 percent in the third quarter of 1995. We don't expect expense ratio improvement in the near term, as we increase our investment in technology to enable us to rapidly implement our systems strategies. This increased investment in technology will, we believe, lead to longer-term savings that will ultimately reduce the expense ratio, make it easier for agents to do business with us and enhance customer service.

         "Even though we have had a disappointing quarter, we are still confident we can achieve our long-term goals of net premiums written growth of 20 percent and a combined ratio below 96 percent. However, we will at times experience quarterly fluctuations," Mr. Lambie said. This quarter is the first out of the last seven consecutive quarters that the combined ratio has exceeded
96.0 percent after adjustment for catastrophes.

         "Net premiums written in the third quarter grew 31 percent compared to the same quarter in 1995. Although we have taken significant rate action during 1996, the growth has not slowed. We will be reducing the number of new states we plan to enter through 1997 in order to concentrate on further profitable penetration of existing markets. That action, coupled with the recent rate action and continued aggressive agency management mentioned earlier, should put earnings back on track and also bring the premium growth rate closer to our targeted 20 percent level," Mr. Lambie stated.

                                     (MORE)

Integon Corporation
Page 3

         For the nine months ended September 30, 1996, operating earnings totaled $15.0 million, compared to $22.1 million for the first nine months of 1995. Operating earnings per share for the period were 68 cents, compared to $1.13 for the 1995 period. Net income for the period was $16.6 million, compared to $23.5 million in 1995. There were after-tax net realized investment gains of $1.5 million for the nine months ended September 30, 1996, compared to gains of $4.0 million in the 1995 period. Additionally, an extraordinary loss of $2.6 million, primarily due to the settlement of litigation, is reflected in the 1995 year-to-date results.

         Revenues for the nine months ended  September  30, 1996 totaled  $575.2 million, compared to $457.5 million a year ago. Net premiums written were $606.4 million for the first nine months of 1996 and $458.1 million for the same period in 1995.

         Integon Corporation, through its wholly owned property and casualty insurance subsidiaries, specializes in the underwriting and marketing of nonstandard and other specialty automobile insurance products to individuals.
The Company, headquartered in Winston-Salem, North Carolina, markets its products through more than 12,500 independent agencies in 28 states.

         Please note that statements in this press release concerning future profit levels and premium growth look forward in time and involve risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward looking statements: claims frequency, claims severity, severe adverse weather conditions, the cost of automobile repair, economic activity, competitive pricing and the regulatory environment in which the Company operates.

          Financial tables follow

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Page 4, Integon Corporation
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
                      INTEGON CORPORATION AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)
                                                           Three Months Ended                    Nine Months Ended
                                                         ----------------------               ----------------------
                                                          9/30/96      9/30/95    Change       9/30/96      9/30/95        Change
                                                         ---------    ---------  ---------    ---------    ---------      ---------
Direct premiums written                                  $ 249,575    $ 204,794     21.9%     $ 708,501    $ 602,874        17.5%
                                                         =========    =========               =========    =========

Net premiums written                                     $ 214,369    $ 163,564     31.1%     $ 606,442    $ 458,126         32.4%
   Change in unearned premium                              (22,579)     (17,027)   -32.6%       (69,597)     (44,981)       -54.7%
                                                         ---------    ---------               ---------    ---------
Premiums earned                                            191,790      146,537     30.9%       536,845      413,145         29.9%
Net investment income                                        8,026        7,657      4.8%        23,637       22,419          5.4%
Net realized investment gains                                1,140        3,248    -64.9%         2,360        6,171        -61.8%
Other income                                                 4,165        5,157    -19.2%        12,375       15,720        -21.3%
                                                         ---------    ---------               ---------    ---------
   TOTAL REVENUES                                          205,121      162,599     26.2%       575,217      457,455         25.7%
                                                         ---------    ---------               ---------    ---------

Loss and loss adjustment expenses                          147,249      107,820     36.6%       411,839      301,796         36.5%
Policy acquisition and other underwriting expenses          41,977       31,608     32.8%       114,042       91,038         25.3%
Other expenses                                               4,311        4,088      5.5%        11,682       13,472        -13.3%
Amortization of goodwill                                       769          775     -0.8%         2,308        2,322         -0.6%
Interest expense                                             3,732        3,593      3.9%        11,087       10,917          1.6%
                                                         ---------    ---------               ---------    ---------
   TOTAL EXPENSES                                          198,038      147,884     33.9%       550,958      419,545         31.3%
                                                         ---------    ---------               ---------    ---------
INCOME FROM OPERATIONS BEFORE FEDERAL INCOME
   TAXES AND EXTRAORDINARY ITEMS                             7,083       14,715    -51.9%        24,259       37,910        -36.0%
Federal income taxes                                         2,212        4,805    -54.0%         7,706       11,836        -34.9%
                                                         ---------    ---------               ---------    ---------
Income from operations before extraordinary items            4,871        9,910    -50.8%        16,553       26,074        -36.5%
Extraordinary items (net of taxes) (1)                        --           --        0.0%           --        (2,624)       100.0%
                                                         ---------    ---------               ---------    ---------
NET INCOME                                                   4,871        9,910    -50.8%        16,553       23,450        -29.4%
Preferred dividends                                          1,393        1,393      0.0%         4,178        4,178          0.0%
                                                         ---------    ---------               ---------    ---------
Net income available to common stockholders              $   3,478    $   8,517    -59.2%     $  12,375    $  19,272        -35.8%
                                                         =========    =========               =========    =========

Operating earnings                                       $   4,130    $   7,800    -47.1%     $  15,019    $  22,064        -31.9%
Net realized investment gains (net of taxes)                   741        2,110    -64.9%         1,534        4,010        -61.7%
Extraordinary items (net of taxes) (1)                        --           --        0.0%           --        (2,624)       100.0%
                                                         ---------    ---------               ---------    ---------
Net income                                               $   4,871    $   9,910    -50.8%     $  16,553    $  23,450        -29.4%
                                                         =========    =========               =========    =========
PER SHARE:
Primary
  Operating earnings                                     $    0.17    $    0.41    -58.5%     $    0.68    $    1.14        -40.4%
  Net realized investment gains (net of taxes)                0.05         0.14    -64.3%          0.10         0.26        -61.5%
  Extraordinary items (net of taxes) (1)                      --           --        0.0%          --          (0.17)       100.0%
                                                         ---------    ---------               ---------    ---------
  Net income                                             $    0.22    $    0.55    -60.0%     $    0.78    $    1.23        -36.6%
                                                         =========    =========               =========    =========
Fully diluted
  Operating earnings                                     $    0.17    $    0.40    -57.5%     $    0.68    $    1.13        -39.8%
  Net realized investment gains (net of taxes)                0.05         0.11    -54.5%          0.10         0.20        -50.0%
  Extraordinary items (net of taxes) (1)                      --           --        0.0%          --          (0.13)       100.0%
                                                         ---------    ---------               ---------    ---------
  Net income                                             $    0.22    $    0.51    -56.9%     $    0.78    $    1.20        -35.0%
                                                         =========    =========               =========    =========
Weighted average shares outstanding
  Primary                                                   15,880       15,705                  15,869       15,700
                                                         =========    =========               =========    =========
  Fully diluted                                             15,880       19,477                  15,869       19,473
                                                         =========    =========                =========    =========

(1)  Litigation Setlement---  pretax                     $      --    $    --                 $            ($ 3,800)
     Reduction of Other Obligation - Affiliate - pretax         --         --                      --           900
                                                         ---------    ---------               ---------    ---------
                                                         $      --    $    --                 $    --      ($ 2,900)
                                                         =========    =========               =========    =========

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Page 5
Integon Corporation
October 24, 1996


                      INTEGON CORPORATION AND SUBSIDIARIES
                                 BALANCE SHEETS
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                                                    9/30/96       12/31/95
                                                                  ----------     ----------
ASSETS
Fixed maturities available for sale
   (amortized cost:  $502,593 and $469,219)                       $   497,942    $   481,944
Other long-term investments                                             2,633          2,114
Cash and short-term investments                                        50,678         21,046
Reinsurance receivable                                                186,699        199,826
Premiums due and uncollected                                          259,274        199,087
Prepaid reinsurance premiums                                           53,085         56,726
Accounts and notes receivable                                          32,273         28,277
Accrued investment income                                               8,311          7,683
Deferred policy acquisition costs                                      59,292         46,413
Property and equipment                                                 67,642         65,247
Goodwill                                                              107,721        110,976
Deferred loan costs                                                     1,925          2,195
Deferred income taxes                                                  20,024         12,934
Other                                                                   6,091          7,211
                                                                  ===========    ===========
   Total assets                                                   $ 1,353,590    $ 1,241,679
                                                                  ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Unearned premiums                                                 $   371,868    $   305,911
Loss and LAE payable                                                  444,191        416,740
Accrued expenses and other liabilities                                120,571        117,374
Short-term debt                                                        34,000         16,000
Notes payable                                                         150,751        150,807
                                                                  -----------    -----------
   Total liabilities                                                1,121,381      1,006,832
                                                                  -----------    -----------

STOCKHOLDERS' EQUITY
Convertible preferred stock                                                14             14
Common stock                                                              173            173
Additional paid-in capital                                            147,802        147,296
Net unrealized appreciation (depreciation) of securities               (2,985)         8,288
Retained earnings                                                     125,026        116,897
Treasury stock                                                        (37,821)       (37,821)
                                                                  -----------    -----------
   Total  stockholders' equity                                        232,209        234,847
                                                                  -----------    -----------

   Total liabilities and stockholders' equity                     $ 1,353,590    $ 1,241,679
                                                                  ===========    ===========
Book value per share                                              $     10.40          10.58
Common shares outstanding                                              15,733         15,705

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Page 6
Integon Corporation
October 24, 1996


                      INTEGON CORPORATION AND SUBSIDIARIES
                             STATISTICAL SUPPLEMENT
                          (In Thousands, Except Ratios)
                                   (Unaudited)


                                               Three Months Ended                    Nine Months Ended
                                             ----------------------               ----------------------
                                              9/30/96      9/30/95     Change      9/30/96      9/30/95        Change
                                             ---------    ---------  ---------    ---------    ---------      ---------
NET PREMIUMS WRITTEN
   Nonstandard  automobile                   $194,473    $150,419       29.3%     $  550,134    $  420,095       31.0%
   Specialty automobile                        13,515       5,964      126.6%         36,999        18,492      100.1%
   Preferred automobile                         6,376       6,354        0.3%         18,967        18,445        2.8%
   Other                                            5         827      -99.4%            342         1,094      -68.7%

             Total                           $214,369    $163,564       31.1%     $  606,442    $  458,126       32.4%



GAAP
   Loss ratio                                   76.8%       73.6%   3.pts.            76.7%         73.1%         3.6%
   Expense ratio                                21.9%       21.6%   0.pts.            21.2%         22.0%        -0.8%

   Combined ratio                               98.7%       95.2%   3.pts.            97.9%         95.1%         2.8%


STATUTORY (1)
   Loss ratio                                   76.7%       73.5%   3.pts.            75.9%         72.9%         3.0%
   Expense ratio                                21.5%       20.9%   0.pts.            21.5%         21.6%        -0.1%

   Combined ratio                               98.2%       94.4%   3.pts.            97.4%         94.5%         2.9%



     ----------
     (1) The statutory combined ratio for the nine months ended September 30, 1996 reflects the cumulative effect of a change in statutory accounting method that reclassed the deferral of a ceding expense allowance from loss reserves to other liabilities in the first quarter. The year-to-date impact is a reduction in the loss ratio of 0.9% points and an increase in the expense ratio of 0.7% points.